(Stamped seal of Internal Tax Service   (Stamped seal of Fernando Alzate Claro,
No. 1305, March 26, 1999                Acting 40th Notary Santiago)
CRS Center)

                                      LEASE

         In Santiago on April 28, 1998, appeared Mr. NEVEN IVAN ILIC ALVAREZ, Chilean, married, civil engineer and building contractor, national identification No. 8,652,094-K, in representation -- as is to be accredited -- of KAMEN CONSTRUCCIONES LIMITADA, a limited liability company as reflected by its company name, Tax No. 79,764,480-3, both domiciled at 163 General Ekdhal Street, municipality of Recoleta, Metropolitan Region, hereinafter either one of the two being taken as the LESSOR; and Mr. MAX RUTMAN SOUBOTNIK, Chilean, married, chemical engineer, national identification No. 4,335,394-2, in representation -- as is to be accredited -- of TEPUAL S.A., a business corporation, Tax. No. 89,115,400-3, both domiciled at No. 159 General Ekdhal Street, municipality of Recoleta, Metropolitan Region, hereinafter either one of the two being taken as the LESSEE, who state that they have agreed to a LEASE which consists of the following clauses:

         FIRST: The LESSOR is the owner of the property located at No. 163 General Ekdhal Street, Municipality of Recoleta of this city. The LESSOR gives in lease to the LESSEE, for whom Mr. Max Rutman Soubotnick accepts the property described below.

         The LESSEE will use this property as a Laboratory and to develop activities appropiate to his business activity.

         SECOND: The monthly rental payment shall be the sum of 46.99 UF (forty-six comma ninety-nine Development Units) which shall be paid in advance, in the peso equivalent on the effective day for its payment, within the first five days of each calendar month, through deposit in the bank account of the LESSOR - No. ________ of the ______________ Bank, Branch ____________.

         THIRD This rental lease shall be in effect as of May 1, 1998. Its term shall be for two years, renewable tacitly, successively and automatically for periods of one year each, if on the date of its expiration the parties have not stated their wish to end it

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through notarial certified letter which must be addressed to the domicile of the party shown in this instrument, with at least sixty days' advance notice at the end of said legal document, or of any of its extensions. Should the LESSEE not hand over the property on the date agreed to, the rental for the period of occupation shall be increased by 50% over the last rental payment, without prejudice to the other legal rights and actions at the disposition of the LESSOR.

         FOURTH: The LESSEE shall undertake to make opportune payment and, to whomever it may apply, for use of electrical power, potable water and gas. The delay or non-payment of one month for any or all of these services, shall give the right to the LESSOR to suspend the respective services.

         FIFTH: The failure to make timely payment of the rental shall give the LESSOR the right to charge a fine to the LESSEE for the mere fact of delay - equivalent to one Development Unit (1 UF) for each day of delay. If the delay in the payment should make legal collection necessary, the LESSEE shall also pay 10% over and above the total amount owing. The delay of one month in the payment of the rental shall give the LESSOR the right to cancel the lease immediately, in the manner prescribed by law.

         SIXTH: The LESSEE is prohibited: 1) to make changes in the rental property; to disturb the neighbors; 2) To use the property for a purpose different from that indicated in this contract; 3) To impute or charge against the guarantee of the rental payment or other payments, not even case of being the last month of the rental. The infraction of any of these prohibitions shall give the LESSOR the right to early termination of the present contract, and to request the immediate restitution of the property.

         SEVENTH: The LESSEE undertakes to: 1) Maintain in perfect condition and function the plumbing fixtures, the toilet valves and floats, the keys, doorbells and electrical installation switches, repairing or changing them for its own account; 2) Keep the rental property in perfect conditions of housekeeping and preservation; maintain the heating and hot water installations in good condition and, in general, make all the repairs adequate for the conservation and proper functioning of the rental property, in timely manner and at its own expense; 3) Return the property immediately after this

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contract terminates, through total evacuation of the property, placing it in the hands of the LESSOR and handing over the keys; 4) Show the receipts proving that payment was made up to the last day the LESSEE occupied the property, for the consumption of power, gas, water and similar services; 5) Cover the expenses incurred for compliance with orders or dispositions which at any time the authority may have given by reason of the use to which the property is put, regardless of whether these requirements relate to sanitary, hygienic, environmental, municipal or reglamentary demands; 6) Provide the access necessary so that the LESSOR or whoever represents said Lessor, can visit the property, in case said lessor wishes to sell it, to allow the visits at least three days a week during the hours between 1200 and 1800 hours, at the election of the LESSOR; 7) Sign the inventory which takes into account the condition of the property, its installations and fixtures, and which must be kept as an integral part of the present contract.

         EIGHTH: Included in the rental shall be included the furnishings and fixtures which are noted in the inventory, the condition in which said furnishings and fixtures are found at the time of receiving the property; which document, signed by the parties, is understood to become an integral part of the present lease.

         NINTH: The LESSOR is not required to make improvements in the property. Those which the LESSEE should make, even when they are made voluntarily, shall remain for the benefit of the property as of the time they are made, without prejudice to the right to agree to another standard in writing, and of the right of the LESSEE to remove them after the present contract is ended -- restoring the property in the same condition in which it had been before making the improvements in reference.

         TENTH: The LESSOR is not liable, in any case, for thefts which may occur on the property or for damages the LESSEE may suffer in case of fires, floods, filtrations, sewer pipe breaks, effects of humidity or heat and other events of similar nature, that are not imputable to negligence or serious fault of the LESSOR. Therefore, the LESSEE shall be responsible for insuring the furnishings and machinery of its own

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property that he keeps on the (leased) property, and it shall be the responsibility of the LESSOR to take out insurance for the risks of fire arising out of act of God or force majeure, as well as the risk of earthquake.

         ELEVENTH: Despite the statements in the foregoing clause, the LESSEE shall not be responsible for damages that may arise out of latent and/or hidden defects of construction, quality or age, or of the materials and artefacts used for the construction, installation and decorating of the property subject of the present contract. Upon the appearance of such defects, the LESSEE shall make the fact known to the LESSOR so that the latter may make the corresponding repairs, changes or substitutions. If the LESSOR should not begin the corresponding repairs, changes or substitutions within a period of 15 days from notification of the appearance of the aforementioned defects, or having already done so within said period, have not yet completed the repair, replacement, substitution or change, as may be the case, within the 20 days following the date of their initiation, the LESSEE has the right to make said repairs at his own cost, which sum he shall discount from the lease rental, after notice given to the LESSOR in writing.

         TWELFTH: With the aim of guaranteeing the conservation of the property and its restitution in the same condition as it was received, the return of the fixtures and artefacts which are indicated in the inventory; the payment for damages and deterioration which are caused in the rental property, its services and installations; and in general in order to respond for faithful performance of the stipulations of this contract, the LESSEE gives, in guarantee in this act, to the LESSOR, the sum of $573,642, equivalent on May 1 to 40,28 Development Units, which the LESSOR undertakes to return within thirty days following delivery to entire satisfaction of the rental property, at which time the LESSOR is authorized to subtract from the guarantee the value of the deterioration and damages chargeable to the LESSEE that may have been caused, as well as the value of unpaid accounts for electrical power, gas, water or other accounts which are to be charged against the LESSEE. The guarantee shall be returned in its peso equivalent on the effective date of payment at 40,28 Development Units.

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         THIRTEENTH: The parties expressly attest that the LESSEE has the power to sublet the rental property to any related company. In spite of the foregoing, regarding the LESSOR, TEPUAL S.A. shall be the party responsible for all the obligations as set forth in the present contract, especially that of payment of the lease rental at the time and in the manner indicated in the second clause, without this excusing him in any way from his responsibility in the acts executed by the subleasing party.

         FOURTEENTH: In the present act, the LESSOR grants the LESSEE the right of first option for purchase of the leased property, during the entire term of the present contract, and up to 90 consecutive days counted from its expiration date, in case the LESSOR should decide to sell it. In order to exercise this first option to purchase which is granted in this act, the LESSOR must notify the LESSEE by certified letter sent through a Notary, of his wish to sell the property in reference and the sale conditions. The LESSOR must wait for the reply from the LESSEE for a period of thirty days counted from the date of sending the notification indicated herein in case the lease is still in effect, and fifteen days in case the lease may have expired. If the LESSEE does not reply within the periods indicated, or does not accept, the LESSOR is liberated from the LESSEE's first option for purchase. and is at liberty to offer the property in reference freely to the public in general, under the same conditions in which it was offered to the LESSEE . Should the LESSEE accept the sale/purchase option of the LESSOR, the parties are committed to sign the final sale and purchase contract within the period of 60 days counted from the date on which the purchase option in question was exercised.

         Should the LESSOR be in non-compliance with the stipulations contained in this clause, that is, should he not honor the first option of purchase which the LESSEE holds on the property in reference, or should not arrive to sign for the final sale and purchase contract mentioned in the foregoing paragraph, for motives imputable to him (the LESSOR), within the period previously established, the lessor must pay a fine equivalent to 300 (three hundred Development Units) to the LESSEE, without prejudice to the right of the latter to request the forced performance of the obligation, with indemnization for damages. As for the other (situation) if the LESSEE, having

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exercised the purchase option in reference, does not arrive to sign the final sale and purchase contract within the term established in the foregoing paragraph for causes imputable to him, he must pay a fine equivalent to 300 (three hundred Development Units) to the LESSEE, without prejudice to the right of the latter to order the forced performance of the obligation, with indemnization for damages.

         FIFTEENTH: Any difficulty which may arise between the parties by reason of the application, interpretation, modification, (resciliacion*), validity or performance of the present contract shall be submitted to the resolution of a mixed arbiter/arbitrator who shall rule regarding the form for the procedure established in Title XI of Book III of the Code for Civil Procedures, with the modifications established in Title III of Law 18.101 concerning Urban Land Leases, and in the end, shall hand down the decision as arbitrator. Against the resolutions of the designated arbiter, no recourse whatsoever can be processed, which the parties of course abjure. For carrying out this task, the parties name Mr. Fernando Barros Tocornal or, in his defect, Mr. Jose Tomas Errazuriz Grez. If neither one is available, the arbiter shall be named by the parties by mutual agreement, or in subsidy by Ordinary Justice, in which case the nomination must be for some attorney who has carried out or is carrying out -- for more than two years -- the task of attorney assigned to the Court of Appeals of Santiago, or of San Miguel, or of the Supreme Court, who shall act as an arbiter bound by legal principles.

         SIXTEENTH: Present at this act, the company "Constructora Kamen Limitada," represented by Mr. Mario Alday Papic, Chilean, unmarried, auditor/accountent, National I.D. No. 8,601,069-0, domiciled at 4445 Apoquindo Avenue, 7th Floor, municipality of Las Condes, Santiago, who undertakes to respect and comply with all the rights and obligations of this contract, both for the Lessor party as well as the Lessee party, in the event the property subject of this contract may be acquired by transfer during the effective period of the contract, in particular the lessee party's right of first option to purchase as established in the fourteenth clause. The company "Tepual S.A." as of now accepts the transfer of the contract to the lessor party, in the

* (Possibly an error, as there is no such word to be found in Spanish dictionaries)
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sense that either one or the other, the Kamen Construcciones Limitada company or the Constructora Kamen Limitada, may be the lessor party.

         The legal status of Mario Alday Papic to represent the company "Constructora Kamen Limitada" consists of a notarized document for delegation of powers dated August 20, 1996, granted in the Santiago Notary of Mr. Kamel Saquel Zaror.

         SEVENTEENTH: The legal status of Mr. MAX RUTMAN SOUBOTNIK to represent the company "TEPUAL S.A." consists of a notarized document granted on September 8, 1989 in the Santiago Notary of Mr. Mario Farren Cornejo.

         This contract is signed in four copies of the same content and information, two to be kept by each party.

                              (signature illegible)
                              ---------------------
                          KAMEN CONSTRUCCIONES LIMITADA
                             Neven Ivan Ilic Alvarez


                               (signed) M. Rutman
                               ------------------
                                   TEPUAL S.A.
                              MAX RUTMAN SOUBOTNIK


I authorize the signature of Mr. MAX RUTMAN SOUBONIK, ID No. 4,335,394-2 in representation of TEPUAL S.A., Santiago, December 14, 1998.


                  (Illegible stamped Notary Seal and signature)


                                   (initials)
                                   ----------
                           CONSTRUCTORA KAMEN LIMITADA
                                Mario Alday Papic

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